Exhibit 3.43

BYLAWS

OF

RTT TEXAS, INC.

(A TEXAS CORPORATION)

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ii

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in Dallas County, Texas, or such other county as the Board of Directors may from time to time designate.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Time and Place of Meetings. Meetings of the shareholders shall be held at such time and at such place, within or without the State of Texas, as shall be determined by the Board of Directors. The Board of Directors may determine that any meeting may be held solely by means of remote communication.

Section 2. Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time as shall be determined by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, the President or the Board of Directors, and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of the holders of not less than ten percent (10%) of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting, unless the Articles of Incorporation provide for a different percentage, in which event such provision of the Articles of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholders’ meeting, the means of any remote communication by which shareholders may be considered present and may vote at the meeting (if applicable), and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the Chief Executive Officer, President, Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation. If electronically transmitted with the consent of a shareholder, such notice shall be deemed given to the shareholder when (i) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice, (ii) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice, (iii) posted on an electronic network and a message is sent to the shareholder at an address provided by the shareholder for the purpose of alerting the shareholder of a posting of such a notice, or (iv) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder for the purpose of receiving notice.

Section 5. Closing of Share Transfer Records and Fixing Record Dates for Matters Other than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution or share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

Section 6. Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to this Section 6, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act (herein called the “Act”), the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in Section 10 of this Article II. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

Section 7. List of Shareholders. The officer or agent of the Corporation having charge of the share transfer records for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours of the Corporation. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting, though the Corporation need not include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination by any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section 7 shall not affect the validity of any action taken at such meeting.

Section 8. Quorum. A quorum shall be present at a meeting of shareholders, for any matter to be presented at that meeting, if the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy, unless otherwise provided by the Articles of Incorporation in accordance with the Act. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, a quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting, without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting), until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9. Voting. When a quorum is present at any shareholders’ meeting, the vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, any question or matter brought before such meeting, shall decide such question or matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, and shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation or these Bylaws in accordance with the Act.

Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the Act, directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

At every meeting of the shareholders, each shareholder shall be entitled to cast, in person or by proxy, for each share having voting power held by such shareholder, one vote or such number of votes as is specified in the Articles of Incorporation (including the resolution of the Board of Directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation. At each election of directors, every shareholder shall be entitled (a) to cast, in person or by proxy, the number of votes to which the shares owned by him are entitled for as many persons as there are directors to be elected and for whose election he has a right to vote or (b) only if expressly permitted by the Articles of Incorporation and subject to the immediately succeeding sentence of this paragraph, to cumulate the votes to which the shares owned by him are entitled by giving one candidate as many votes as the number of such directors multiplied by the shares owned by him shall equal or by distributing such votes on the same principle among any number of such candidates. Cumulative voting shall not be allowed in an election of directors unless (i) the right of cumulative voting is expressly granted by the Articles of Incorporation and (ii) a shareholder who intends to cumulate his votes shall have given written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes; all shareholders entitled to vote cumulatively may cumulate their votes if any shareholder gives such written notice. Every proxy shall be executed in writing by the shareholder. A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for the purposes of this Section 9. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the Act and other Texas law.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of the Corporation’s stock owned by it or by another domestic or foreign corporation or other entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this Section 9 limits the right of the Corporation or any other domestic or foreign corporation or other entity to vote stock, including (but not limited to) its own stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Section 10. Action by Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action that is the subject of the consent.

In addition, if the Articles of Incorporation so provide, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holder or holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in a manner as set forth below in this Section 10, the consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the Chief Executive Officer of the Corporation.

A telegram, telex, cablegram, or other electronic transmission by a shareholder shall be regarded as written, signed, and dated for the purposes of this Section 10 if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission shall not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office or its principal place of business, or to the Secretary or other officer or agent of the corporation having custody of the books in which proceedings of shareholder meetings are recorded. Notwithstanding the preceding paragraph of this Section 10, consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the Corporation or to the Secretary or other officer or agent of the Corporation having custody of the books in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors.

Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

Section 11. Presence at Meetings by Means of Communications Equipment. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 12. Remote Communications Meetings. If authorized by the Board of Directors, and subject to any guidelines and procedures by the Board of Directors, shareholders not physically present at a meeting of shareholders, by means of remote communications may (a) participate in a meeting of shareholders and (b) be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication if (i) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder; (ii) the Corporation implements reasonable measures to provide the shareholders at the meeting by means of remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings; and (iii) the Corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.

ARTICLE III

DIRECTORS

Section 1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than one. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be the number stated in the Articles of Incorporation. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director.

Except as provided in Section 2 of this Article III, directors shall be elected at each annual meeting of the shareholders by the holders of shares entitled to vote in the election of directors. Except as provided in Section 2 of this Article III or Section 5 of Article VIII of these Bylaws, each director shall hold office until the annual meeting of shareholders following his election or until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 2. Vacancies. Subject to other provisions of this Section 2, any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 9 of this Article III. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Shareholders holding a majority of shares then entitled to vote at an election of a director or directors may, at any time and with or without cause, terminate the term of office of any director or all of the directors by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the shareholders.

Notwithstanding the foregoing, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series or group; and any vacancies in such directorships and any newly created directorships of such class or series or group to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series or group then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series or group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

Section 3. General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, which may do or cause to be done all such lawful acts and things, as are not by the Act, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Section 4. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held, without further notice, immediately following the annual meeting of shareholders at the same place, unless by the majority vote or unanimous consent of the directors then elected and serving, such time or place shall be changed.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board of Directors may determine by resolution.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by such person or persons. Notice of any special meeting shall be given at least 24 hours previous thereto if given either personally (including written notice delivered personally) or by telex, facsimile, telegram or other means of electronic transmission (if permitted), and at least 72 hours previous thereto if given by written notice mailed or otherwise sent or delivered to each director at the address of his business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, as provided in Section 2 of Article IV of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 8. Notice by Electronic Transmission. With the consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission. Notice under this Section 8 shall be deemed given to the director when the notice is (a) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (b) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (c) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting of such a notice; or (d) communicated to the director by any other form of electronic transmission consented to by the director for the purpose of receiving notice.

Section 9. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner provided in Section 1 of this Article III shall constitute a quorum for the transaction of business, unless a different number or portion is required by law, the Articles of Incorporation, or these Bylaws. At all meetings of committees of the Board of Directors (if one or more be designated in the manner described in Section 10 of this Article III), the presence of a majority of the number of directors fixed from time to time by resolution of the Board of Directors to serve as members of such committees shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the directors present and entitled to vote at any meeting of the Board of Directors or a committee of the Board of Directors at which there is a quorum shall be the act of the Board of Directors or the committee, except as may be otherwise specifically provided by the Act, the

Articles of Incorporation or these Bylaws. Directors may not vote by proxy at any meeting of the Board of Directors. Directors with a current or proposed interest in a contract or business transaction of the Corporation and directors who are directors or officers of, or have a financial interest in, any other entity or other organization with which the Corporation has or proposes to have a contract or business transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors to authorize such contract or business transaction. If a quorum shall not be present at any meeting of the Board of Directors or a committee thereof, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by such majority of directors, until a quorum shall be present.

Section 10. Committees of the Board of Directors. The Board of Directors may designate from among its members one or more committees, each of which shall be composed of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors of the Corporation, except where action of the Board of Directors is required by the Act or by the Articles of Incorporation. Any member of a committee of the Board of Directors may be removed, for or without cause, by the Board of Directors. If any vacancy or vacancies occur in a committee of the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy or vacancies shall be filled by the Board of Directors. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 11. Compensation of Directors. Unless otherwise provided by resolution of the Board of Directors, directors, as members of the Board of Directors or of any committee thereof, shall not be entitled to receive any stated salary for their services. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this Section 12 if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee thereof.

Section 13. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

NOTICES

Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, or by telex, facsimile, or telegram, or other means of electronic transmission (if the director or shareholder so consents in accordance with the Act), addressed or transmitted to such director or shareholder at such address, or in accordance with such form of electronic communication specified by the director or shareholder for that purpose, as appears on the books and records of the Corporation. Any notice to be given by mail shall be deemed to be given at the time when it is deposited, postage prepaid, in the United States mail. Any notice to be given by telex, facsimile, telegram, or other means of electronic transmission shall be deemed to be given at the time specified in Section 4 of Article II of these Bylaws for a shareholder or in Section 8 of Article III of these Bylaws for a director.

Section 2. Waiver. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, any notice is required to be given to any director or shareholder of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. The business to be transacted at a regular or special meeting of the shareholders, directors, or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission, unless required by the Articles of Incorporation.

Section 3. When Notice Unnecessary. Whenever, under the provisions of the Act, the Articles of Incorporation or these Bylaws, any notice is required to be given to any shareholder, such notice need not be given to the shareholder if:

(a)	notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

(b)	all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period,

have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE V

OFFICERS

Section 1. General. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be deemed necessary, all of whom shall also be officers. Two or more offices may be held by the same person.

Section 2. Election. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board of Directors. The Board of Directors may appoint such other officers and agents as it shall deem necessary and shall determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. No officer need be a member of the Board of Directors except the Chairman of the Board, if one be elected. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Chairman of the Board. The Chairman of the Board, if any, shall be the Chief Executive Officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of shareholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chairman of the Board; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.

Section 4. President. In the absence of a Chairman of the Board, the President shall be the ranking and Chief Executive Officer of the Corporation, and shall have the duties and responsibilities, and the authority and power, of the Chairman of the Board. The President shall be the Chief Operating Officer of the Corporation and as such shall have, subject to review and approval of the Chairman of the Board, if one be elected, the responsibility for the operation of the Corporation and the authority of the Chairman of the Board.

Section 5. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (or in the event there be more than one, the

Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer may from time to time prescribe. The Vice President in charge of finance, if any, shall also perform the duties and assume the responsibilities described in Section 9 of this Article for the Treasurer, and shall report directly to the Chief Executive Officer of the Corporation.

Section 6. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he is appointed may from time to time prescribe.

Section 7. Secretary. The Secretary shall attend and record minutes of the proceedings of all meetings of the Board of Directors and any committees thereof and all meetings of the shareholders. He shall maintain the records of such meetings in one or more books to be kept by him for that purpose. Unless the Corporation has appointed a transfer agent or other agent to keep such a record, the Secretary shall also keep at the Corporation’s registered office or principal place of business a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

Section 8. Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.

Section 9. Treasurer. The Treasurer, if any (or the Vice President in charge of finance, if one be elected), shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books or files belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 10. Assistant Treasurers. In the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer, if one be elected (or, if there shall be more than one, the Assistant Treasurers in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.

Section 11. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

Section 1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board of Directors and shall be numbered consecutively by class or series (if any) of shares and entered in the share transfer records of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the registered holder, the number and class of shares, and the designation of the series, if any, which said certificate represents, and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof a full or summary statement of matters required by the Act or the Articles of Incorporation to be described on certificates representing shares, and shall contain a conspicuous statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant

Secretary, and may be sealed with the seal of the Corporation. Either the seal of the Corporation or the signatures of the Corporation’s officers or both may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfer of Shares. Shares of stock shall be transferable only on the share transfer records of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Articles of Incorporation, these Bylaws or any agreement among shareholders to which this Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registered Shareholders. Except as otherwise provided in the Act or other Texas law, the Corporation shall be entitled to regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of the record date fixed pursuant to Section 5 or Section 6 of Article II hereof) as the owner of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII

INDEMNIFICATION

Section 1. General. The Corporation may indemnify persons who are or were a director or officer of the Corporation, both in their capacities as directors and officers of the Corporation and, if serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expenses that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a “Proceeding”), (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the full extent permitted or required by Article 2.02-1 of the Act. The Corporation shall pay or reimburse, in advance of the final disposition of the Proceeding, to each person who is then a director or officer of the Corporation all reasonable expenses incurred by such person who was, is or is threatened to be made a named defendant or respondent in a Proceeding to the full extent permitted by Article 2.02-1 of the Act. The Corporation may indemnify persons who are or were an employee or agent (other than a present or former director or officer) of the Corporation, or persons who are not or were not employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the present and former directors and officers of the Corporation, “Corporate Functionaries”), against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any Proceeding, (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the full extent permitted or required by Article 2.02-1 of the Act. The Corporation may pay or reimburse, in advance of the final disposition of the Proceeding, to each former director or officer of the Corporation, or each present or former employee or agent (other than a director or officer) of the Corporation, all reasonable expenses incurred by such person who was, is or is threatened to be made a named defendant or respondent in a Proceeding. The rights of indemnification provided for in this Article VII shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of shareholders or as a matter of law or otherwise.

Section 2. Insurance. The Corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the Corporation would have the power to indemnify him or her against the liability under the Act or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Corporation or its affiliates or with any insurer or other person deemed appropriate by the Board of Directors of the Corporation regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Corporation. In the absence of fraud, the judgment of the Board of Directors of the Corporation as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Distributions and Share Dividends. Distributions or share dividends to the shareholders of the Corporation, subject to the provisions of the Act and the Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Distributions may be declared and paid in cash or in property (other than shares or rights to acquire shares of the Corporation), provided that all such declarations and payments of distributions, and all declarations and issuances of share dividends, shall be in strict compliance with all applicable laws and the Articles of Incorporation.

Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize distributions or share dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may increase, decrease or abolish any reserve in the same manner in which it was created.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 4. Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 5. Resignation. Any director, officer or agent of the Corporation may resign by giving notice in writing or by electronic transmission to the Corporation, to the attention of the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IX

AMENDMENTS TO BYLAWS

Unless otherwise provided by the Articles of Incorporation or a bylaw adopted by the shareholders of the Corporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted, at any meeting of the shareholders of the Corporation or of the Board of Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares or the affirmative vote of a majority of the directors, as the case may be, present at such meeting.

CERTIFICATION

I, Mitchell Block, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the Bylaws of RTT Texas, Inc. adopted by its Board of Directors as of August 16, 2006

/s/ Mitchell Block
Mitchell Block, Secretary

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